UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2023

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15915 Katy Freeway, Suite 450

Houston, Texas 77094

(Address of principal executive offices)(Zip Code)

(218) 404-4387

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 20, 2023, Camber Energy, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) with RESC Renewables Holdings, LLC (the “Seller”) to acquire all of the membership interests (the “Acquired Interests”) of New Rise Renewables, LLC (“New Rise”). New Rise owns all of membership interests in New Rise Renewables Reno, LLC (“New Rise Reno” and, together with New Rise, the “Acquired Companies”). The Acquired Companies are in the process of constructing and bringing into commercial operations a processing plant located near Reno, Nevada, that is designed to produce renewable diesel (the “Plant”).

The purchase price (the “Purchase Price”) for the Acquired Interests is anticipated to be $750 million, less the amount of the outstanding liabilities and indebtedness of the Acquired Companies, which liabilities and indebtedness are estimated to be approximately $251 million, but subject to final determination and adjustment pursuant to the purchase price adjustment mechanism set forth in the MIPA.

The Purchase Price, subject to permitted adjustments, is to be paid at closing by delivery of a convertible promissory note (the “Note”) in favor of the Seller in the principal amount of the Purchase Price. Under the form of Note, the Company is required pay at least $100,000,000 of the principal amount of the Note no later than 30 days from the later of (1) the date the Plant is commercially operational and (2) the closing date. The form of Note requires the Company to make additional payments following the achievement of certain production and sale goals for renewable diesel produced by the Plant. Payments under the Note may be made in cash or conversions of principal balance into shares of common stock of the Company (“Common Shares”), subject to the 9.99% beneficial ownership limitation provided in the Note. The Note will be secured pursuant to a Security Agreement and Pledge (the “Security Agreement”), the form of which provides for a first lien perfected security interest in a portion of the membership interests in the Acquired Companies equaling the unpaid portion of the Note.

The MIPA also provides for the Company to make potential earnout payments to the Seller for the period the Note remains unpaid. The amount of earnout payments, if any, is determined by the amount of available cash calculated on a quarterly basis. The amount of available cash equals the positive net revenue of New Rise Reno reduced by reserves to cover costs and expenses or to comply with law or debt instruments relating to the Plant. If there is available cash for an earnout period, the Company will pay all or a portion of it to the Seller, as set out in the MIPA.

Each party’s obligation to complete the transactions contemplated by the MIPA is subject to certain conditions, including making filings and the time period expiring under the Hart-Scott-Rodino Act, Phillips 66 not exercising a right of first refusal to acquire the Plant, approval by the Board of Directors of the Company and its shareholders, agreement from the Company’s existing preferred shareholder to fix the number of underlying Common Shares associated with its remaining shares of Series C Convertible Preferred Stock of the Company at an amount agreed upon by such shareholder, the Company and the Seller, and consents by third parties. The obligations of the Company are further subject to the Company completing diligence on the Plant and Acquired Companies to its satisfaction, receiving an appraisal of the Plant to its satisfaction, the Plant achieving commercial operations, and certain other deliverables. Some of these conditions provide the Company with significant discretion. Other conditions require compliance by third parties that are outside of the control of the Company and Seller. Accordingly, the transactions described herein are subject to substantial risk of completion. In the event the transaction is not completed, it may result in a material adverse effect to price of the Common Shares.

The closing date of the acquisition of the Acquired Interests is to be no later than two business days after the last of the conditions to closing set out in the MIPA have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the closing date). If the closing has not occurred by May 31, 2023 or it becomes apparent that the closing conditions will not be obtained by such date, either party may terminate the agreement, unless such failure to satisfy the closing conditions is caused by such party. The Company is also entitled to terminate the MIPA during a 20 business day inspection period following the receipt by the Company of all diligence related to the Seller, the Acquired Companies and the Plant.

The MIPA contains customary representations, warranties, indemnification obligations and agreements of the Company and the Seller.

The foregoing descriptions of the MIPA, the Note and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the MIPA and the form of Note and the form of Security Agreement contained within the MIPA. A copy of the MIPA is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference in its entirety. Because the Note and Security Agreement will be executed at closing, if closing is to occur, the actual terms of the Note and Security Agreement may differ from that described herein.

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Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained herein are “forward-looking statements”, which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “would,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to, the timing to consummate the transactions contemplated by the MIPA; satisfaction of the conditions to closing may not be satisfied or that the closing of the transactions contemplated by the MIPA otherwise does not occur; the risk that a regulatory approval or third party consent that may be required for such transactions is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; expected benefits from such transactions and the ability of the Company to realize such benefits; costs related to such transactions; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; the effect of the COVID-19 pandemic on the parties; risks and uncertainties related to the fluctuation of global economic conditions or economic conditions with respect to the oil and gas industry; the performance of management; actions of government regulators, third parties, vendors, and suppliers; ability to obtain financing; competition; and other factors that are detailed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement, by and between Camber Energy, Inc. and RESC Renewable Holdings, LLC, dated January 20, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Dated: January 23, 2023	By:	/s/ James A. Doris
Name: James A. Doris
Title: Chief Executive Officer

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